Exhibit 10.5

Letter of Undertaking on Avoiding Horizontal Competition

Whereas Xinjiang Daqo New Energy Co., Ltd (hereinafter referred to as the “Issuer”) intends to apply for an initial public offering and listing of its shares on the SSE STAR Market (hereinafter referred to as the “IPO”), Daqo New Energy Corp. (hereinafter referred to as the “Company”), as the controlling shareholder of the Issuer, to avoid horizontal competition with the Issuer, in accordance with the relevant laws and regulations, hereby makes the following undertakings:

1. The Company and its subsidiaries other than the Issuer (including, same as all references to the Issuer below, the Issuer’s subsidiaries), are not currently engaged in any form of business that competes or may compete, directly or indirectly, with the Issuer’s business or activity.

2. If the Issuer consummates the IPO, the Company will take effective measures, and urge any company controlled by the Company to take effective measures, to not:

(1) in any form, directly or indirectly, engage in any business or activities that constitute or may be directly or indirectly competitive with the business operated by the Issuer, or hold rights or interests in such business; or

(2) in any form, support others than the Issuer to engage in business or activities that compete or may compete with the Issuer’s current or future businesses.

3. After the IPO, where the Company and its controlled subsidiaries have any business opportunities to engage in, participate in, or invest in any business or activity that may compete with the business operated by the Issuer, the Issuer shall have priority to pursue such business opportunities.

4. As the controlling shareholder of the Issuer, the Company will not use the controlling shareholder status to, and will not through any subsidiary controlled by the Company, engage in any business or activity that harms or may harm the interests of the Issuer.

The Company agrees to bear and compensate the Issuer for all losses, harm, and expenses caused by any violation of the above undertakings, and the proceeds obtained by the Company from any violation of the above undertakings will be vested with the Issuer.

This letter of undertaking takes effect upon being signed by the Company, and is valid while the Company is the controlling shareholder of the Issuer.

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DAQO NEW ENERGY CORP.

By:	/s/ Longgen Zhang
Name:	Longgen Zhang
Title:	Director and Chief Executive Officer
Date:	September 7, 2020